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                            AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of Shares of Paragon Polaris Strategies.com Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.



Date:     March  4,  2003
                                   /s/ WILLIAM  F.  WIGLEY
                                   ____________________________________
                                   WILLIAM  F.  WIGLEY


Date:     March  4,  2003
                                   /s/ HEATHER  WIGLEY
                                   _____________________________________
                                   HEATHER  WIGLEY